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                                  June 4, 1998

Mr. Jay Eisner, President
Resource Asset Investment Trust
1845 Walnut Street; 10th Flr.
Philadelphia, PA  19103

Dear Mr. Eisner:

         The undersigned hereby consents to the use, in the Registration Statement on Form S-11 to be filed by Resource Asset Investment Trust with the Securities and Exchange Commission, of its name and reference to the property valuation provided by it as follows:


Property                                               Valuation Date
--------                                               --------------

Amberwood Apartments                                   April 20, 1998



                                      Sincerely,

                                      CB COMMERCIAL REAL ESTATE GROUP, INC.


                                      By: /s/ Jerrold Harvey
                                         ----------------------------